UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 7, 2006

PURE BIOFUELS CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50903

(Commission File Number)

47-0930829

(IRS Employer Identification No.)

201 – 1040 West 8th Avenue, Vancouver, British Columbia, Canada, V6H 1C4

(Address of principal executive offices and Zip Code)

604.739.1048

Registrant's telephone number, including area code

Metasun Enterprises, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 7, 2006, we completed a merger with our subsidiary, Pure Biofuels Corp., which we incorporated solely to effect the name change. As a result, we have changed our name from “Metasun Enterprises, Inc.” to “Pure Biofuels Corp.” We changed the name of our company to better reflect the direction and business of our company.

In addition, effective August 7, 2006, we effected a one and one-quarter (1.25) for one (1) forward stock split of our authorized, issued and outstanding common stock. As a result, our authorized capital has increased from 75,000,000 shares of common stock with a par value of $0.001 to 93,750,000 shares of common stock with a par value of $0.001. Our issued and outstanding share capital has increased from 55,154,740 shares of common stock to 68,943,425 shares of common stock.

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Item 7.01.	Regulation FD Disclosure.

The name change and forward stock split became effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading on August 7, 2006 under the new stock symbol “PBOF”.

Our new CUSIP number is 74621R 10 4.

Item 9.01.	Financial Statements and Exhibits.
99.1	Articles of Merger filed with the Secretary of State of Nevada on July 28, 2006 and which is effective August 7, 2006.
99.2	Certificate of Change filed with the Secretary of State of Nevada on July 28, 2006 and which is effective August 7, 2006.
99.3	News Release issued on August 7, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURE BIOFUELS CORP.

By: /s/ David Clifton

David Clifton
Vice President

Dated: August 8, 2006

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